Exhibit 10.24

EXECUTION VERSION

MASTER TRANSACTION AGREEMENT

This MASTER TRANSACTION AGREEMENT (this “Agreement”) is entered into as of March [●], 2022, by and among Virage Recovery Master LP, a Delaware limited partnership (“VRM”), Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company (“Series MRCS”), John H. Ruiz, an individual (“Ruiz”), Frank C. Quesada, an individual (“Quesada” and, together with Ruiz, the “MRCS Principals” and each an “MRCS Principal”), Virage Capital Management LP, a Delaware limited partnership (“Virage”), MSP Recovery, LLC, a Florida limited liability company (“MSP Recovery”), La Ley con John H. Ruiz, d/b/a MSP Recovery Law Firm, a Florida corporation and MSP Law Firm, a Florida PLLC (together, “MSP Recovery Law Firm”), Lionheart Acquisition Corporation II, a Delaware corporation and special purpose acquisition company (“Parent”), and Lionheart II Holdings, LLC, a newly-formed Delaware limited liability company and wholly owned subsidiary of Parent (the “Purchaser”). VRM, Series MRCS, the MRCS Principals, MSP Recovery, Parent and Purchaser are referred to herein collectively as the “Parties” and each, individually, as a “Party.”

PRELIMINARY STATEMENTS

A.	WHEREAS each of VRM and Series MRCS is a member of VRM MSP Recovery Partners LLC, a Delaware limited liability company (the “JV Entity”).

B.	WHEREAS the ultimate beneficial owners of each of Series MRCS and MSP Recovery are the MRCS Principals.

C.	WHEREAS MSP Recovery and certain of its Affiliates (the “MSP Purchased Companies”), the members of the MSP Purchased Companies, including the MRCS Principals (the “Members”), and Ruiz, in his capacity as the Members’ Representative, have entered into that certain Membership Interest Purchase Agreement, dated as of July 11, 2021 (as the same may be amended or modified from time to time, the “MIPA”), with Parent and Purchaser.

D.	WHEREAS pursuant to the MIPA, among other things, the Purchaser will purchase from the Members all of the membership interests of the MSP Purchased Companies, in exchange for the consideration provided therein (the transactions contemplated by the MIPA, collectively, the “SPAC Transaction”).

E.	WHEREAS substantially simultaneously with the execution of this Agreement, Series MRCS, VRM and MSP Recovery are entering into that certain Assignment and Transfer Agreement pursuant to which, among other things, each of VRM and Series MRCS are assigning and transferring the rights to one hundred percent (100%) of the Recovery Proceeds distributed by the JV Entity under the terms of the Fifth Amended and Restated Limited Liability Company Agreement of the JV Entity, dated as of August 1, 2020, as amended by Amendment No. 1 thereto (together with the LLCA Amendment, and as the same may be further amended from time to time, the “LLCA,” and, such Recovery Proceeds, collectively, the “Proceeds”) upon the satisfaction of certain conditions set forth therein, including the payment to VRM by or on behalf of Series MRCS of the In-Kind Consideration and the VRM Full Return (each as hereinafter defined) (such transaction, the “Subsequent Transaction”).

F.	WHEREAS substantially simultaneously with the execution of this Agreement, the members of the JV Entity are entering into the LLCA Amendment (as defined below) to amend certain provisions of the LLCA in connection with the closing of the SPAC Transaction (the “SPAC Closing”).

AGREEMENTS

In consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as set forth below.

1.             Definitions. Capitalized terms used herein and not otherwise defined will have the meanings set forth in this Section 1:

“Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

“In-Kind Consideration” means Up-C Units or, at the election of VRM, Parent Class A Common Stock, in an aggregate amount having an aggregate value of $1,200,000,000 (one billion two hundred million dollars), based on a price of $10.00 (ten dollars) per Up-C Unit or $10.00 (ten dollars) per share of Parent Class A Common Stock. For U.S. Federal income tax purposes, the In-Kind Consideration is intended to be treated as issued by the Purchaser (with respect to Up-C Units) or Parent (with respect to Parent Class A Common Stock).

“Material Adverse Effect” means a material adverse change or a material adverse effect that is reasonably likely to prevent or materially delay the consummation of the transactions contemplated by this Agreement or such Party from performing its obligations under this Agreement.

“MSP” means, collectively, MSP Recovery and its affiliates.

“New Warrants” means approximately 1,029,000,000 newly-issued warrants (subject to rounding, as set forth in Section 3.3(a) of the MIPA) to purchase one (1) share of Parent Class A Common Stock for an exercise price of $11.50 per share.

“Parent Class A Common Stock” means shares of Class A common stock, par value $0.0001 per share, of Parent.

“Parent Class V Common Stock” means shares of Class V common stock, par value $0.0001 per share, of Parent.

“Preferred Return” means an amount equal to a twenty percent (20%) annual compounded return on the sum of the Unreturned VRM Contributions (as defined in the LLCA) made through the date of distribution.

“Purchaser A&R LLCA” means the amended and restated limited liability company agreement of Purchaser, to be adopted by Parent, as the sole member of Purchaser, substantially in the form attached as Exhibit C to the MIPA.

“Purchaser Class B Unit” means a newly-issued membership interest unit of Purchaser that is designated as a Class B unit, as provided for in the Purchaser A&R LLCA.

“Recovery Proceeds” will mean all Distributable Amounts of Primary Proceeds (including New Claims Proceeds) and Collateral Proceeds distributed by the JV Entity under the terms of the LLCA (as amended by the LLCA Amendment).

“Subsidiary Interests” means Series MRCS’s membership interest, collectively with its related beneficial interests, in each of the following series of MSP Recovery Claims, Series LLC: (i) Series 15-09-157, (ii) Series 16-08-483, (iii) Series 16-11-509, (iv) Series 17-03-615, (v) Series 17-04-631, and (vi) Series 15-09-355.

“Tax Receivables Agreement” means the Tax Receivables Agreement, substantially in the form attached as Exhibit E to the MIPA, to be entered into by and among Parent, Purchaser and certain Members.

“Transaction Agreements” means each of the LLCA Amendment, Tax Receivables Agreement and the VRM Full Return Guaranty.

“Up-C Unit” means one Purchaser Class B Unit and one shares of Parent Class V Common Stock.

“VRM Feeder” means Virage Recovery Fund LP, a Delaware limited partnership, Virage Recovery Fund (Cayman) LP and Virage Recovery Fund (Non-US) LP, each a Cayman Islands exempted limited partnership that invest (indirectly) in VRM, and any other entity sponsored by the manager of the JV Entity for the purposes of acting as a “feeder fund” to VRM.

“VRM Feeder Investors” means the limited partners of the VRM Feeders.

“VRM Full Return” means an amount equal to (i) the aggregate Unreturned VRM Contributions (as defined in the LLCA) made through the date of distribution plus (ii) the Preferred Return.

“VRM Full Return Guaranty” means that certain Guaranty Agreement executed by Parent, Purchaser, MSP Recovery and the MRCS Principals in favor of VRM dated as of the date hereof.

2.           Amendments to LLCA and other Transaction Documents; Consent to Transactions.

(a)           Amendment to LLCA. At the MTA Effective Time (as defined below), each of VRM, Series MRCS and Virage, in its capacity as the Manager of the JV Entity, will enter into that certain Amendment No. 2 to the LLCA (the “LLCA Amendment”), in the form attached hereto as Exhibit A, pursuant to which (A) to the extent required under the LLCA, VRM will consent to the consummation of the SPAC Transaction and the Subsequent Transaction and (B) the LLCA will be amended to provide, among other things, (x) that following the receipt by VRM of both the In-Kind Consideration and the VRM Full Return, any further Proceeds will be held by the JV Entity until such time as the Subsequent Transaction has been consummated and (y) an acknowledgement that VRM and Series MRCS, in their capacities as Members of the JV Entity, have assigned all their subsequent right, title and interest in, to and under the Proceeds to MSP Recovery.

(b)           For the avoidance of doubt, if there is not a SPAC Closing on terms consistent with this Agreement, or if the MTA Closing (defined below) does not occur for any reason, the LLCA Amendment and Subsequent Transaction will be deemed null and void ab initio, and all agreements between MSP Recovery and any of its affiliates, on the one hand, and the JV Entity or Virage or any of its affiliates, on the other hand, will remain in full force and effect and enforceable against the Parties and their successors and assigns. The Parties each reserve all rights under any such agreements.

(c)           VRM Consent. To the extent required under the LLCA, VRM hereby consents to the consummation of the SPAC Transaction and the Subsequent Transaction. In providing such consent, VRM acknowledges that the SPAC Transaction and the Subsequent Transaction do not involve the acquisition by the Purchaser of the membership interests in Series MRCS or the JV entity.

3.            In-Kind Consideration.

(a)           Payment of In-Kind Consideration. In consideration of the proposed amendments to the LLCA and as a partial prepayment for the Subsequent Transaction, at the SPAC Closing, Series MRCS will pay (or cause to be paid), and Parent will issue (or cause to be issued), as applicable, to VRM the In-Kind Consideration (in Up-C Units or shares of Parent Class A Common Stock, at VRM’s election as specified by written notice to Series MCRS and Parent at least 6 days prior to the SPAC Closing). None of the Up-C Units or Parent Class A Common Stock included as part of the In-Kind Consideration will be subject to any escrow arrangement, purchase price adjustment, or any other reduction or adjustment. In addition, VRM acknowledges that none of the Up-C Units or shares of Parent Class A Common Stock received as part of the In-Kind Consideration will have any right, title or interest in, to or under, the dividend comprising the New Warrants.

(b)          Transferability.

(i)              Up-C Units will not be transferable by VRM (including to VRM Feeder Investors), except as set forth in the limited liability company agreement of Purchaser.

(ii)             Shares of Parent Class A Common Stock will be transferable to VRM Feeder Investors, subject to applicable laws (including securities laws). Shares of Parent Class A Common Stock included as part of the In-Kind Consideration (including any shares of Parent Class A Common Stock issued following the SPAC Closing upon the conversion of Up-C Units into shares of Parent Class A Common Stock in accordance with their terms) will be subject to a six-month restricted period following the SPAC Closing (the “Restricted Period”) during which VRM (or the VRM Feeder Investors) may sell up to 12 million (appropriately adjusted to give effect to any stock split, reverse split or similar transaction) shares of Parent Class A Common Stock each month during the Restricted Period.

4.            TRA Benefits. To the extent that VRM receives Up-C Units, VRM will be a party to the Tax Receivables Agreement along with the MRCS Principals, pursuant to which VRM may receive certain payments as set forth therein. VRM’s pro rata share of any payments pursuant to the Tax Receivables Agreement will be determined as set forth therein.

5.            Payment of Shortfall; Guaranty of VRM Full Return.

(a)           Payment of Shortfall. In addition to VRM’s continued priority entitlement to 100% of Recovery Proceeds from the Subsidiary Interests until such time as VRM has received the VRM Full Return, as provided for and subject to the exceptions set forth in the LLCA (as amended by the LLCA Amendment), on or prior to the one-year anniversary of the SPAC Closing, Purchaser and Parent will cause to be paid to VRM such portion of the remaining amount of the VRM Full Return (calculated as of the date of the payment that results in the VRM Full Return) (the “Shortfall”) as may be made in the manner(s) specified in the following sentence. Payment of the Shortfall may be made by (i) payment of the Recovery Proceeds to VRM as set forth in, and pursuant to the terms of, the LLCA Amendment, (ii) Parent’s sale of the Reserved SPAC Units (as defined below) and delivery of the resulting net cash proceeds thereof to VRM, (iii) Parent’s sale of additional shares of Parent Class A Common Stock and delivery of the net cash proceeds thereof to VRM or (iv) any combination of the foregoing, which together will constitute the exclusive methods of satisfaction of the Shortfall.

(b)           VRM Full Return Guaranty. Substantially simultaneously with the execution and delivery of this Agreement, Parent, Purchaser, MSP Recovery and the MRCS Principals are entering into the VRM Full Return Guaranty in favor of VRM.

6.            Obligations of MRCS Principals. Each of the MRCS Principals, in their personal capacities, will have the following obligations to VRM and the VRM Feeder Investors:

(a)          (i) At the SPAC Closing, the MRCS Principals will deliver to Parent (or will otherwise direct Parent to hold in reserve from the closing consideration that is payable to the MRCS Principals) a total of 65,000,000 Up-C Units, valued at $10.00 (ten dollars) per unit (such Up-C Units, the “Reserved SPAC Units”), and (ii) following such delivery or direction, Parent will maintain (or cause to be maintained) the Reserved SPAC Units solely to satisfy the Shortfall, until such time as VRM has received the VRM Full Return. Following payment of the VRM Full Return, neither VRM nor any VRM Feeder Investors will have any claim on any Reserved SPAC Units.

(b)         If, at any time following the SPAC Closing and prior to receipt by VRM of the VRM Full Return, MSP Recovery, Parent or Purchaser (or any controlled affiliate thereof) raises debt or equity capital, directly or indirectly, the MRCS Principals agree that none of the MRCS Principals or their Affiliates will receive any cash consideration (directly or indirectly, by dividend, distribution or otherwise) for personal use until VRM has received an amount of cash equal to the VRM Full Return (calculated as of the date of the payment that results in a VRM Full Return).

7.            Representations and Warranties.

(a)          Each Party represents and warrants to each other Party that:

(i)          If such Party is a legal entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each other jurisdiction in which the character or nature of such Party’s business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially impair the ability of such Party to conduct its business operations. Each Party has (i) all power and authority and (ii) all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted.

(ii)         The execution, delivery and performance by such Party of this Agreement and the Transaction Agreements to which such Party is a party, and the consummation by such Party of the transactions contemplated hereby and thereby are within the powers of such Party and have been duly authorized by all necessary action on the part of such Party as required by applicable law or under their respective constituent documents, as applicable. This Agreement has been duly executed and delivered by such Party and it constitutes and, upon their execution and delivery, the Transaction Agreements to which such Party is a party will constitute, a valid and legally binding agreement of each such Party enforceable against such Party in accordance with their respective terms, as the case may be, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally (if and when such laws would apply) and by general equitable principles.

(iii)        The execution, delivery or performance by such Party of this Agreement or any Transaction Agreements to which such Party is a party does not require any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Government Authority as a result of the execution, delivery and performance of this Agreement or any of the Transaction Agreements to which such Party is a party or the consummation of the transactions contemplated hereby or thereby.

(iv)        The execution, delivery and performance by such Party of this Agreement or any Transaction Agreement to which such Party is a party do not (a) if such Party is a legal entity, contravene or conflict with the constituent documents of such Party; (b) contravene or conflict with or constitute a violation of any provision of any law or order binding upon or applicable to such Party; (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of such Party, or any payment or reimbursement obligation.

(v)         Such Party is in compliance in all material respects with all laws to which it may be subject, and it is not subject to any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any person (including any Government Authority) that would prevent such Party from performing such Party’s duties and obligations under this Agreement or any Transaction Agreement to which such Party is a party.

(b)         Each of MSP Recovery and the MRCS Principals, on behalf of itself or himself and the MSP Purchased Companies and the Members, represents and warrants to VRM that (i) each of the representations and warranties of the MSP Purchased Companies and the Members set forth in the MIPA was true, correct and complete, as of the date of the MIPA (subject to all qualifications and exceptions provided therein and except to the extent expressly made as of a different date, in which case only as of such date) and (ii) subject to and as of the SPAC Closing, the representations and warranties of the MSP Purchased Companies and the Members set forth in the MIPA, disregarding all qualifications and exceptions contained therein relating to materiality, but subject to all other qualifications and exceptions provided therein, shall be true, correct and complete at and as of the date of the SPAC Closing, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Material Adverse Effect (as defined in the MIPA).

(c)         Each of Parent and Purchaser represents and warrants to VRM that (i) each of the representations and warranties of such party set forth in the MIPA was true, correct and complete, as of the date of the MIPA (subject to all qualifications and exceptions provided therein and except to the extent expressly made as of a different date, in which case only as of such date) and (ii) subject to and as of the SPAC Closing, the representations and warranties of Parent and Purchaser contained in the MIPA, disregarding all qualifications and exceptions contained therein relating to materiality, but subject to all other qualifications and exceptions provided therein, shall be true, correct and complete at and as of the date of the SPAC Closing, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Parent Material Adverse Effect (as defined in the MIPA).

8.           Additional Covenants.

(a)         Information. MSP Recovery and the MRCS Principals will keep VRM reasonably informed of all material developments and timing with respect to the MIPA and the SPAC Transaction.

(b)         Most Favored Nations Treatment. If, prior to the SPAC Closing, MSP Recovery or Parent provides to any other counterparty that is including any assets in the SPAC Transaction terms and conditions that are more favorable terms and conditions than those provided to VRM in this Agreement (from the perspective of VRM), then MSP Recovery and Parent will provide VRM with written notice thereof promptly (and in any event within ten (10) days), together with a copy of all documentation relating thereto and, upon request of VRM, any additional information related to the thereto as may be reasonably requested by VRM. In the event that VRM reasonably determines that any terms thereof are preferable to the terms of this Agreement, VRM will notify MSP Recovery and Parent in writing within ten (10) days following VRM’s receipt of such notice from MSP Recovery and Parent. Promptly after receipt of such written notice from VRM, but in any event within ten (10) days, the Parties will amend and restate this Agreement to include any such terms reasonably determined by VRM to be preferable to the terms of this Agreement. For the avoidance of doubt, in no event will the MIPA be determined to contain terms and conditions that are more favorable terms and conditions than those provided to VRM in this Agreement (from the perspective of VRM).

(c)         Participation in Subsequent Capital Raising Transactions. If, following the date hereof, MSP Recovery, Parent or Purchaser (or any controlled affiliate thereof) conducts, directly or indirectly, any subsequent transaction to raise capital (whether equity or debt), the VRM Feeder Investors will be afforded an opportunity to participate in any process that MSP Recovery, Parent or Purchaser establishes to solicit or otherwise secure potential investments in such transaction, unless prohibited by applicable laws.

9.             MTA Effective Time.

(a)          MTA Effective Time. The transactions contemplated by this Agreement will become effective (the “MTA Effective Time”) concurrently with the SPAC Closing, subject only to the conditions set forth in Section 9(b).

(b)          Conditions to Closing. The terms, conditions, and obligations of the Parties provided for in this Agreement are conditioned only upon the satisfaction or waiver of the following conditions:

(i)          The SPAC Closing having occurred (or simultaneously occurring with the MTA Effective Time) in accordance with the MIPA, and all conditions to the SPAC Closing having been satisfied (other than the conditions set forth in Sections 10.1(b), 10.1(d), 10.1(g), 10.2(c), 10.2(f), 10.3(d), 10.3(e), 10.3(g), and 10.3(i) of the MIPA, such excluded conditions, the “Excluded Conditions” and each condition other than the Excluded Conditions, the “Applicable Conditions”) and no Applicable Condition having been waived (to the extent such waiver would adversely affect the transactions contemplated in this Agreement);

(ii)         The MIPA not having been amended since the date of this Agreement in any manner that adversely affects the transactions contemplated in this Agreement without the consent of VRM (in its sole discretion); provided, however, that any amendment to a closing condition that is not an Applicable Condition shall not in any case be deemed to adversely affect the transactions contemplated in this Agreement; and

(iii)         All required governmental approvals having been obtained and all applicable waiting period(s) (including under the HSR Act, if applicable) having expired or been terminated.

(iv)        With respect to VRM’s obligations to consummate the MTA Closing, MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser having delivered each of the Closing Deliveries set forth in Section 9(c)(i) and (ii);

(v)         With respect to VRM’s obligations to consummate the MTA Closing, each of MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser having (A) performed in all material respects their respective obligations under this Agreement required to be performed at or prior to the MTA Closing and (B) the representations and warranties of MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, being true and correct as of the date of the MTA Closing, as if made at and as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect;

(vi)        With respect to MSP Recovery’s, Series MRCS’s, and the MRCS Principals’ obligations to consummate the MTA Closing, VRM having delivered each of the Closing Deliveries set forth in Section 9(c)(iii); and

(vii)       With respect to MSP Recovery’s, Series MRCS’s, and the MRCS Principals’ obligations to consummate the MTA Closing, VRM having (A) performed in all material respects its obligations under this Agreement required to be performed at or prior to the MTA Closing and (B) the representations and warranties of VRM contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, being true and correct as of the date of the MTA Closing, as if made at and as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect.

(c)          Closing Deliveries.

(i)          MSP Recovery, Series MRCS, MRCS Principal, Parent and Purchaser Deliveries. At the MTA Effective Time, MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser will deliver, or cause to be delivered, the following to VRM:

(A)	the In-Kind Consideration;

(B)	the LLCA Amendment, duly executed by each of Series MRCS and Purchaser;

(C)	the Tax Receivables Agreement, duly executed by Parent and Purchaser; and

(D)	a certificate signed on behalf of each of (or an authorized person of each of) MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser stating that the conditions specified in Sections 9(b)(i) and (ii) have been satisfied.

(ii)          MRCS Principals Delivery. At the MTA Effective Time, the MRCS Principals will deliver, or cause to be delivered, (A) to Parent, the Reserved SPAC Units, and (B) to VRM, evidence of delivery of such Reserved SPAC Units to Parent reasonably satisfactory to VRM.

(iii)        VRM Deliveries. At the MTA Effective Time, VRM will deliver, or cause to be delivered, the following to MSP Recovery, Series MRCS, the MRCS Principals, Parent and Purchaser:

(A)        the LLCA Amendment, duly executed by each of VRM and Virage; and

(B)         the Tax Receivables Agreement, duly executed by VRM.

10.           Fees and Expenses. Each Party will bear its own cost and expenses incurred in connection with this Agreement (including the structuring, investigation, documentation, and negotiation relating to this Agreement), the Exhibits hereto and any related agreements.

11.          Confidentiality. This Agreement and the information set forth herein, as well as any confidential, proprietary or other information disclosed by a Party in connection with the preparation of this Agreements (including any Exhibits hereto) (regardless of the form or manner in which such information is provided and regardless of whether such information is labeled as confidential), are confidential and will not be disclosed to anyone other than the Parties’ attorneys, accountants or other similar advisors; provided that (a) VRM may share this Agreement and related information with the VRM Feeder Investors that are subject to non-disclosure obligations, (b) the Parties may share this Agreement with Parent, subject to that certain Mutual Confidentiality and Non-Disclosure Agreement, by and between Virage and Parent, dated as of July 2, 2021, and (c) if required by securities laws and regulations. No recipient of confidential information will use such confidential information except in connection with the implementation of this Agreement.

12.          Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party agrees to execute and deliver such additional documents, instruments, conveyances, and assurances, and to take such further actions as may be required, to carry out the provisions of this Agreement and give effect to the transactions contemplated herein.

13.          Termination.

(a)           Effective as of any termination of the MIPA in accordance with the provisions of Article XIII thereof, this Agreement (including the LLCA Amendment and Subsequent Transaction) will automatically terminate and be of no further force and effect.

(b)          VRM may, by written notice to MSP Recovery, terminate this Agreement (including the LLCA Amendment and Subsequent Transaction) prior to the MTA Effective Time if (i) MSP Recovery commits a material breach of the Agreement and fails to remediate such breach within twenty (20) days of receiving notice thereof from VRM or (ii) the conditions to the MTA Closing set forth in Sections 9(b)(i)-(iii) of this Agreement are not satisfied as of the SPAC Closing or are incapable of being satisfied.

(c)           Termination of this Agreement will not affect: (i) any liabilities or obligations of any Party arising before such termination or (ii) any damages or other remedies to which a Party may be entitled for breach of this Agreement or otherwise.

(d)           Sections 2(b), 10, 11 and 13–20 this Agreement will survive the termination of this Agreement.

14.         Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable under applicable law in any jurisdiction, such invalidity, illegality, or enforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties must negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.         Governing Law. All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

16.           Dispute Resolution; Waiver of Jury Trial. The Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement must be submitted for resolution to binding arbitration in accordance with the provisions of Section 14.12 of the LLCA, as if such provision was fully set forth in this Agreement. In the event that any Party institutes any legal suit, action or proceeding, including arbitration, against another Party in respect of a matter arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding will be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys' fees and expenses and court costs.

EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.           Equitable Remedies. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties hereto will, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

18.           Amendment; Waiver; Successors and Assigns. No provision of this Agreement may be amended or modified except by an instrument in writing executed by all of the Parties. Any such written amendment or modification will be binding upon each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, and assigns.

19.          Term Sheet. This Agreement, together with the Exhibits attached hereto, replaces and supersedes in all respects that certain binding Term Sheet, dated as of June 28, 2021, among VRM, Series MRCS, the MRCS Principals and others.

20.           Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission (as defined in the LLCA) is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows.]

The Parties have caused this Agreement to be duly executed and delivered on this March [●], 2022.

Virage Recovery Master LP
By:	Virage Recovery LLC, its general partner

By:
	Name:	Edward Ondarza
	Title:	Manager

Series MRCS, a series of MDA, Series LLC

By:
Name:	Frank C. Quesada
Title:	Manager

MSP Recovery, LLC

By:
Name:	Sandra Rodriguez
Title:	Manager

La Ley con John H. Ruiz P.A., d/b/a MSP Recovery Law Firm

By:
Name:	John H. Ruiz
Title:	President

MSP Law Firm PLLC

By:
Name:	John H. Ruiz
Title:	Manager

JOHN H. RUIZ

FRANK C. QUESADA

Signature Page to Master Transaction Agreement

Lionheart Acquisition Corporation II

By:
Name:
Title:

Lionheart II Holdings, LLC

By:
Name:
Title:

Signature Page to Master Transaction Agreement

Exhibit A

LLCA Amendment

[See attached.]